                                                                    EXHIBIT 99.1

NEWS BULLETIN
FROM:

[DT INDUSTRIES LOGO]                                       907 West Fifth Street
                                                                Dayton, OH 45407

--------------------------------------------------------------------------------

FOR FURTHER INFORMATION:
AT THE COMPANY:                             AT FRB | WEBER SHANDWICK
JOHN M. CASPER                              LISA FORTUNA
CHIEF FINANCIAL OFFICER                     LFORTUNA@WEBERSHANDWICK.COM
(937) 586-5600                              (312) 266-7800

FOR IMMEDIATE RELEASE
WEDNESDAY MAY 7, 2003

                   DT INDUSTRIES REPORTS THIRD QUARTER RESULTS

                 -----------------------------------------------


DAYTON, OH, MAY 7, 2003 - DT INDUSTRIES, INC. (NASDAQ: DTII), an engineering-driven designer, manufacturer and integrator of automation systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, today reported a net loss of $4.6 million, or $0.19 per diluted share, for the three months ended March 30, 2003 compared to a net loss of $12.9 million, or $1.24 per diluted share, in the corresponding prior year period. The financial results for the third quarter of fiscal year 2002 included an after-tax restructuring charge of $6.3 million, or $0.61 per diluted share, related to the closure of four manufacturing facilities. Net sales for the quarter ended March 30, 2003 were $55.6 million compared to $60.0 million for the third quarter of fiscal year 2002. Gross margins were 17.0% in the third quarter of fiscal year 2003 compared to 17.1% in the third quarter of fiscal year 2002. During the third quarter of fiscal year 2003, the Company incurred $0.8 million of additional costs associated with the process and equipment development for the initial line of EarthShell's biodegradable foam laminate packaging equipment, which reduced gross margins by 1.4 percentage points. The Company expects to deliver the first machine during the fourth quarter of fiscal year 2003 or early in the first quarter of fiscal year 2004. The operating loss was $4.4 million for the third quarter of fiscal year 2003 compared to $12.3 million in the third quarter of fiscal year 2002.

New order inflow for the third quarter of fiscal 2003 was $57.2 million, down from $65.3 million in the prior year quarter. Backlog at the end of the third quarter of fiscal year 2003 was $116.3 million compared to $147.2 million a year earlier and $142.8 million at the end of fiscal 2002.

For the nine months ended March 30, 2003, DTII reported a net loss of $10.8 million, or $0.46 per diluted share, compared to a net loss of $13.2 million, or $1.27 per diluted share for the same period a year earlier. The financial results for the nine months ended March 30, 2003 included an after-tax restructuring charge of $1.2 million, or $0.05 per diluted share, related to the closure of the Erie manufacturing facility. Net sales for the nine months ended March 30, 2003 were $187.3 million compared to $249.1 million for the same prior year period, a decrease of 25%. Gross margins were 17.3% for the nine months ended March 30, 2003 compared to 19.6% in the corresponding prior year period. The operating loss was


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DT INDUSTRIES, INC.



$9.9 million for the nine months ended March 30, 2003 compared to an operating loss of $3.5 million for the same prior year period.

SEGMENT HIGHLIGHTS

The Material Processing Segment experienced an increase in sales of $2.2 million, or 14%, to $17.5 million for the third quarter of fiscal 2003 while the operating income on those sales was $524,000 compared to $736,000 in the same period last year. Backlog at the end of the third quarter of fiscal 2003 was $55.0 million compared to $50.6 million at the end of the third quarter last year and $54.7 million at the end of fiscal year 2002.

The Assembly and Test Segment, which primarily serves the auto, truck and heavy equipment industries, saw its sales for the third quarter of fiscal 2003 increase 9% to $23.9 million from $21.9 million in the same period a year earlier. The segment posted an operating profit in the third quarter of fiscal 2003 of $227,000 compared to an operating loss of $5.7 million in the year earlier period. Backlog at the end of the third quarter of fiscal 2003 was $44.2 million compared to $50.2 million at the end of the third quarter last year and $48.2 million at the end of fiscal year 2002.

The Precision Assembly Segment sales were $4.6 million for the third quarter of fiscal 2003 compared to $13.9 million in the same period last year reflecting reduced spending by a large electronics customer and the cancellation of an order. The segment incurred an operating loss of $3.8 million compared to an operating loss of $2.2 million in last year's quarter. Backlog at the end of the third quarter of fiscal 2003 stood at $7.9 million compared to $28.2 million at the end of the third quarter last year and $24.8 million at the end of fiscal year 2002.

The Packaging Segment sales for the third quarter of fiscal 2003 were $9.5 million compared to last year's third quarter level of $8.8 million. The segment earned an operating profit of $1.0 million compared to an operating loss of $4.1 million recorded in the year earlier period. Backlog in this segment stands at $9.2 million at the end of the third quarter of fiscal 2003 compared to $18.3 million in the same quarter last year and $15.0 million at the end of fiscal year 2002. The increase in operating profit is a result of the cost savings generated by a combination and consolidation of five locations into two locations.

SALE OF MANUFACTURING FACILITIES

During the third quarter of fiscal year 2003, the company completed the sale of its Leominster, Massachusetts and Erie, Pennsylvania manufacturing facilities. Net proceeds of $2.1 million were used to reduce senior debt.

SENIOR CREDIT FACILITY

As previously announced, the Company finalized an amendment to its senior credit facility that provides a permanent waiver of financial covenant defaults in the second and third quarters of fiscal year 2003. The amendment also established new financial covenant levels for the remainder of the term of the facility and reduced the senior credit facility to $61.0 million.

OUTLOOK FOR REMAINDER OF 2003

Steve Perkins, CEO, said, "In March and April of 2003, we experienced a pick-up in order pace. While we are encouraged that we expect our fourth quarter orders to exceed the $55.0



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DT INDUSTRIES, INC.


to $60.0 million in orders we have experienced the past three quarters, it is still too soon to tell if this upward trend in orders will continue."

Perkins continued, "We have taken actions to reduce the company's indirect costs by $1.0 million per month. We believe we will see the full effect of these reductions in the fourth quarter of fiscal year 2003. If net sales are at the expected level in the fourth quarter of fiscal 2003, we expect to break even on a pre-tax basis for the quarter."

DTI's subsidiary, Detroit Tool and Engineering (DTE), will be showcasing its recently introduced PortaSep Centrifugal Immissible Fluid Separator at the upcoming 2003 NDIA - U.S. Coast Guard Innovative Expo on May 14-16, 2003. DTE continues to have productive discussions with both the U.S. Navy and Coast Guard regarding the potential use of this product. As environmental concerns continue to increase, the Company believes there is a definitive need for our product, which provides greater throughput at a lower cost in markets such as the military, industrial, petrochemical and environmental clean-up.

CONFERENCE CALL

DT Industries has scheduled its quarterly conference call for May 7 at 11 a.m. EDT, which will be webcast on the Internet by Vcall. To attend this virtual conference, log in at http://www.vcall.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software. To participate in the live audio call, dial 706-634-1012 or 800-437-4632 at least 5 minutes before start time.

A replay of the webcast will be accessible on the Vcall website for one week. For those unable to listen to the call via the Internet, a replay of the call will be available until 12:00 midnight EDT on May 14, 2003, by dialing 706-645-9291. The confirmation number for the replay is 2712187. A transcript of the conference call will be posted on the company's web page at http://www.dtindustries.com/newsroom.ltml.

Certain information contained in this press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements comprising all statements herein that are not historical reflect the Company's current expectations and projections about our future results, performance, liquidity, financial condition, prospects and opportunities and are based upon information currently available to us and our interpretation of what we believe to be significant factors affecting our businesses, including many assumptions regarding future events. References to the words "believe", "expect", and similar expressions used herein indicate such forward-looking statements. Our actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties and other factors, including the amount and availability of, and restrictions and covenants relating to, our indebtedness under our senior credit facility, our ability to achieve anticipated savings from our corporate restructuring and cost reduction initiatives, our ability to upgrade and modify our financial, information and management systems and controls to manage our operations on an integrated basis and report our results, continued economic downturns in industries or markets served, delays or cancellations of customer orders, delays in shipping dates of products, significant cost overruns on projects, customer demand for new products and applications, the loss of a key customer, excess product warranty expenses, significant restructuring or other special non-recurring charges, foreign currency exchange rate


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DT INDUSTRIES, INC.


fluctuations, changes in interest rates, any adverse impact of restating our historical financial statements, including any proceedings relating to the restatement, and other factors under "Risk Factors" described in our Prospectus dated January 14, 2003, as filed with the SEC.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

                          -FINANCIAL TABLES TO FOLLOW-



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DT INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)
--------------------------------------------------------------------------------


                                                                           March 30,      June 30,
                                                                             2003           2002
                                                                           ---------      ---------
ASSETS
Current assets:
     Cash and cash equivalents                                             $   2,862      $  18,847
     Accounts receivable, net                                                 38,284         54,936
     Costs and estimated earnings in excess of amounts
      billed on uncompleted contracts                                         27,139         29,288
     Inventories, net                                                         34,123         26,777
     Prepaid expenses and other                                               13,226          8,809
                                                                           ---------      ---------
          Total current assets                                               115,634        138,657
Property, plant and equipment, net                                            34,456         37,329
Goodwill                                                                     126,427        125,538
Other assets, net                                                              5,125          6,886
                                                                           ---------      ---------
                                                                           $ 281,642      $ 308,410
                                                                           =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Senior secured term and revolving credit facility                     $   6,000      $   6,000
     Current portion of other long-term debt                                     142          5,140
     Accounts payable                                                         18,080         21,049
     Customer advances                                                        14,188         13,124
     Billings in excess of costs and estimated earnings on uncompleted
       contracts                                                               9,738         12,020
     Accrued liabilities                                                      19,764         29,595
                                                                           ---------      ---------
          Total current liabilities                                           67,912         86,928
                                                                           ---------      ---------
Long-term debt                                                                47,109         45,381
Other long-term liabilities                                                    2,836          3,285
                                                                           ---------      ---------
          Total long-term obligations                                         49,945         48,666
                                                                           ---------      ---------
Commitments and contingencies
Company-obligated, mandatorily redeemable convertible preferred securities of subsidiary DT Capital Trust holding solely
convertible junior subordinated debentures of the Company                     36,604         35,401
                                                                           ---------      ---------
Stockholders' equity:
     Preferred stock, $0.01 par value; 1,500,000 shares authorized; no shares issued and outstanding
     Common stock, $0.01 par value; 100,000,000 shares authorized;
          23,647,932 shares issued and outstanding at
          March 30, 2003 and June 30, 2002, respectively                         246            246
     Additional paid-in capital                                              188,546        188,546
     Accumulated deficit                                                     (36,753)       (25,922)
     Accumulated other comprehensive loss                                     (1,590)        (1,918)
     Unearned portion of restricted stock                                       (201)          (470)
     Less -
          Treasury stock (988,488 shares at March 30, 2003
            and June 30, 2002, respectively), at cost                        (23,067)       (23,067)
                                                                           ---------      ---------
          Total stockholders' equity                                         127,181        137,415
                                                                           ---------      ---------
                                                                           $ 281,642      $ 308,410
                                                                           =========      =========





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DT INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)
--------------------------------------------------------------------------------


                                              Three months ended                Nine months ended

                                          March 30,      March 24, 2002      March 30,       March 24, 2002
                                            2003          As Restated           2003          As Restated
                                        ------------     --------------     ------------    ---------------
Net sales                               $     55,556      $     59,967      $    187,266      $    249,059
Cost of sales                                 46,119            49,714           154,777           200,279
                                        ------------      ------------      ------------      ------------
Gross profit                                   9,437            10,253            32,489            48,780
Selling, general and
   administrative expenses                    13,833            14,086            40,655            42,278
Restructuring charges                           --               8,508             1,700            10,029
                                        ------------      ------------      ------------      ------------
Operating loss                                (4,396)          (12,341)           (9,866)           (3,527)
Interest expense, net                          1,856             3,006             4,838             9,371

Accrued dividends on Company-
   obligated, mandatorily
   redeemable convertible preferred
   securities of subsidiary DT
   Capital Trust holding solely
   convertible junior subordinated
   debentures of the Company                     401             1,528             1,203             4,433
                                        ------------      ------------      ------------      ------------

Loss before benefit for
   income taxes                               (6,653)          (16,875)          (15,907)          (17,331)
Benefit for income
   taxes                                      (2,080)           (3,979)           (5,076)           (4,139)
                                        ------------      ------------      ------------      ------------
Net loss                                $     (4,573)     $    (12,896)     $    (10,831)     $    (13,192)
                                        ============      ============      ============      ============

Net loss per common share:

   Basic                                $      (0.19)     $      (1.24)     $      (0.46)     $      (1.27)
   Diluted                              $      (0.19)     $      (1.24)     $      (0.46)     $      (1.27)
                                        ============      ============      ============      ============

Weighted average common
   shares outstanding:

      Basic                               23,652,932        10,387,274        23,649,605        10,371,706
      Diluted                             23,652,932        10,387,274        23,649,605        10,371,706
                                        ============      ============      ============      ============

DT INDUSTRIES, INC.

SEGMENT INFORMATION
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)
--------------------------------------------------------------------------------

   Net sales for the Company's reportable segments consisted of the following:


                             Three months ended        Nine months ended

                                       March 24,                  March 24,
                           March 30,     2002       March 30,       2002
                             2003     As Restated     2003       As Restated
                           --------   -----------   ---------    -----------
Net sales
   Material Processing     $ 17,493     $ 15,338     $ 64,170     $ 73,231
   Precision Assembly         4,630       13,882       31,622       47,928
   Packaging Systems          9,528        8,808       25,885       29,452
   Assembly & Test           23,905       21,939       65,589       97,656
   Divested businesses         --           --           --            792
                           --------     --------     --------     --------
   Consolidated total      $ 55,556     $ 59,967     $187,266     $249,059
                           ========     ========     ========     ========


The reconciliation of segment operating income (loss) to consolidated loss before income taxes consisted of the following:


                                      Three months ended         Nine months ended

                                                 March 24,                  March 24,
                                   March 30,       2002        March 30,       2002
                                     2003      As Restated       2003      As Restated
                                   --------    -----------     ---------   -----------
Material Processing                $    524      $    736      $  3,689      $  5,737
Precision Assembly                   (3,865)       (2,228)       (5,560)        1,235
Packaging Systems                     1,007        (4,098)          932        (3,691)
Assembly & Test                         227        (5,699)       (2,514)       (3,914)
                                   --------      --------      --------      --------

   Operating income (loss)
      for reportable segments        (2,107)      (11,289)       (3,453)         (633)

Operating loss for divested
   businesses                          --            --            --            (105)
Corporate                            (2,289)       (1,052)       (6,413)       (2,789)
Interest expense, net                (1,856)       (3,006)       (4,838)       (9,371)
Dividends on Company-
   obligated, mandatorily
   redeemable convertible
   preferred securities of
   subsidiary DT Capital Trust
   holding solely convertible
   junior subordinated
   debentures of the Company           (401)       (1,528)       (1,203)       (4,433)
                                   --------      --------      --------      --------
      Consolidated loss before
         income taxes              $ (6,653)     $(16,875)     $(15,907)     $(17,331)
                                   ========      ========      ========      ========

The Company sold substantially all of the assets of the remaining division in the Divested Businesses category in October 2001.


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